Exhibit 10.2

TEMPORARY AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS TEMPORARY AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is made and effective this 30th day of September, 2009 by and among AEROGROW INTERNATIONAL, INC. (“Borrower”), Greg Clarke and H. MacGregor Clarke, both individual residents of the state of Colorado, Jervis B. Perkins, an individual resident of the state of Illinois (collectively, the “Validity Guarantors”), JACK J. WALKER, an individual resident of the state of Colorado (“Guarantor”; Borrower and Guarantor are collectively referred to herein as “Obligors”) and FCC, LLC d/b/a First Capital ("Lender").

WHEREAS, Lender and Borrower are parties to a certain Loan and Security Agreement, dated June 23, 2008 (as amended from time to time, the "Agreement") pursuant to which Lender makes loans and other extensions of credit to Borrower, which loans and extensions of credit are secured by security interests upon the Collateral, and guaranteed unconditionally by Guarantor; and

WHEREAS, the Agreement establishes a secured lending facility limited to a Borrowing Base, which limits the amount that Borrower may borrow under the Agreement (“Original Borrowing Base”); and

WHEREAS, the parties desire to increase temporarily the Original Borrowing Base as hereinafter set forth in order to permit Borrower to borrow increased funds under the Agreement.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

2.
Temporary Amendments.  The amendment herein shall only be applicable beginning October 1, 2009 and ending November 15, 2009 (“Temporary Amendment Period”).  On November 16, 2009, the increase to the Original Borrowing Base herein shall become null and void and the Borrowing Base shall revert to the Original Borrowing Base.

3.
Temporary Increase to the Original Borrowing Base.  This Amendment represents a temporary increase in the Original Borrowing Base.  As such, on November 16, 2009 Borrower shall repay the loans under the Agreement in an amount sufficient to comply with the Original Borrowing Base in effect.  Subject to the conditions set forth below, the Agreement is amended for the term of the Temporary Amendment Period by deleting Item 1(a)(ii)(B)(2) of the Schedule to the Agreement and replacing it with the following:

(i) from October 1, 2009 through November 15, 2009, the first two paragraphs of Item 1(a)(ii)(B)(2) of the Schedule shall read:

(2)	As outlined below, the percentage (%) of the dollar value (determined at the lower of cost or market value) of Eligible Inventory;

Period (July 2009 through March 2010)%
July 2009 through November 15, 2009	80%
November 16 through November 30, 2009	70%
December 2009	65%
January 2010	60%
February 2010 through March 2010	50%

4.	Conditions. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Lender):

(a)	Borrower shall have executed and delivered such other documents and instruments as Lender may require.

(b)
All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

(c)	No Default shall be continuing.

(d)	There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral.

(e)	Borrower shall pay a document fee to Lender in the amount of $1,500 (“Documentation Fee”). The Documentation Fee shall be earned at closing of this Amendment and is non-refundable.

5.           Representations and Warranties of Obligors.  Each Obligor represents and warrants that (a) no Default exists under the Agreement; (b) the representations and warranties of Borrower contained in the Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof; (c) the execution, delivery and performance by Borrower of this Amendment and the consummation of the transactions contemplated hereby are within the corporate power of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, do not require any approval or consent, or filing with, any governmental agency or authority, do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which Borrower is named or any provision of the charter documents of Borrower and do not result in a breach of or constitute a default under any agreement or instrument to which Borrower is a party or by which it or any of its properties are bound; (d) this Amendment constitutes the legal, valid and binding obligation of Obligors, enforceable against Obligors in accordance with its terms; (e) all payroll taxes required to be withheld from the wages of Borrower's employees have been paid or deposited when due; (f) each Obligor is entering into this Amendment freely and voluntarily with the advice of legal counsel of his or its own choosing; (g) each has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Amendment; (h) each understands that this increase in the Original Borrowing Base is temporary and that the Borrowing Base will automatically revert to the Original Borrowing Base on November 16, 2009; and (i) each understands that any amounts outstanding, due and owing to Lender in excess of the Original Borrowing Base on November 16, 2009 shall be immediately due and payable to Lender.

6.           Reaffirmation of Obligations.  Borrower hereby ratifies and reaffirms the Agreement and all of its obligations and liabilities thereunder.  Each Guarantor hereby ratifies and reaffirms the validity, legality and enforceability of the Guaranty and agrees that such Guaranty is and shall remain in full force and in effect until all the Obligations have been paid in full. Borrower and each Guarantor acknowledges and agrees that all terms and provisions, covenants and conditions of the Agreement shall be and remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of Borrower and each Guarantor that is a party thereto in accordance with their respective terms as of the date hereof. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that Lender has no obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.  Borrower shall pay to Lender all costs and expenses, including legal fees, incurred by Lender in connection with preparation, negotiation and closing of this Amendment.

7.           Ratification.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement, and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement.  Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

8.           No Novation, etc.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Agreement, as amended hereby, shall remain in full force and effect.  Notwithstanding any prior mutual temporary disregard of any of the terms of the Agreement, the parties agree that the terms of the Agreement shall be strictly adhered to on and after the date hereof, except as expressly modified by this Amendment.

9.           Release of Claims.  To induce Lender to enter into this Amendment, each Obligor hereby releases, acquits and forever discharges Lender, and Lender's officers, directors, agents, employees, successors and assigns, from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against Lender up to and including the date of this Amendment, whether arising under or in connection with the Agreement or otherwise.

10.           Non-Waiver of Default.  Neither this Amendment, Lender’s forbearance hereunder nor Lender's continued making of loans or other extensions of credit at any time extended to Borrower in accordance with the Agreement shall be deemed a waiver of or consent to any Default.  Obligors agree that such Defaults shall not be deemed to have been waived, released or cured by virtue of advances, loans or other extensions of credit at any time extended to Borrower, Lender's agreement to forbear pursuant to the terms of this Amendment or the execution of this Amendment.

11.           Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12.           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

13.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, heirs and personal representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

FCC, LLC d/b/a First Capital

By:/s/ Lee E. Elmore
      Lee E. Elmore
      Senior Vice President

Aerogrow International, Inc.

By:/s/ Jervis B. Perkins
      Jervis B. Perkins, President and
      Chief Executive Officer

ACKNOWLEDGMENT AND AGREEMENT

The undersigned Guarantor acknowledges the foregoing Temporary Amendment to Loan and Security Agreement and agrees that his Guaranty in favor of Lender dated January 1, 2009 (as may be amended) remains in full force and effect, subject to no right of offset, claim or counterclaim.

 GUARANTOR

/s/ Jack J. Walker
(L.S.)
Jack J. Walker, Individually

ACKNOWLEDGMENT AND AGREEMENT OF VALIDITY GUARANTORS

The undersigned, Validity Guarantors in respect of the indebtedness of Borrower to Lender, hereby (a) acknowledge receipt of the foregoing Temporary Amendment; (b) consent to the terms and execution thereof; (c) acknowledge that the Obligations of Borrower under the Loan Agreement may have increased; (d) reaffirm their obligations to Lender pursuant to the terms of the Validity Agreement to which they are a party; and (e) acknowledge that Lender may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under any Validity Agreement for all of each Borrower’s present and future indebtedness to Lender.

/s/ Jervis B. Perkins
Jervis B. Perkins

/s/ H. MacGregor Clarke
H. MacGregor Clarke